Filed Pursuant to Rule 424(b)(5)
Registration No. 333‑229459

Prospectus Supplement

(To prospectus dated February 13, 2019)

$8,500,000

COMMON STOCK

We have entered into a Capital on DemandTM Sales Agreement, or the sales agreement, with JonesTrading Institutional Services LLC, or JonesTrading, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, par value $0.001, having an aggregate offering price of up to $8.5 million from time to time through JonesTrading, acting as our sales agent.

Our common stock is listed on the NYSE American, or the Exchange, under the symbol “BPMX.” On May 15, 2019, the last reported sale price of our common stock was $1.26 per share.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement is $37,541,084, based on 10,428,079 shares of outstanding common stock held by non-affiliates, and a per share price of $3.60 based on the closing sale price of our common stock on March 19, 2019 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have sold 1,745,800 shares of our common stock, adjusted for our reverse stock split on April 25, 2019, for aggregate gross proceeds of $3,928,050, pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. JonesTrading is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between JonesTrading and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to JonesTrading for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to JonesTrading with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S‑6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 16, 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 31, 2019, including the documents incorporated by reference, provides more general information about our common stock. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and accompanying prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

In this prospectus supplement and accompanying prospectus, unless the context otherwise requires, the terms “BioPharmX,” the “Company,” “we,” “us,” and “our” refer to BioPharmX Corporation or BioPharmX, Inc., taken together, as the context may require.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus supplement, the accompanying prospectus, the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, the financial statements, and related notes, and other information incorporated by reference herein and therein before making any investment decision.

Company Overview

We are a specialty pharmaceutical company focused on the dermatology market. Our focus is to develop products that treat dermatologic conditions that are not being adequately addressed or those where current therapies and approaches are suboptimal. Our strategy is to bring new products to market by improving delivery mechanisms and/or identifying alternative applications for U.S. Food and Drug Administration, or FDA, approved or well characterized active pharmaceutical ingredients, or APIs. Our goal is to reduce the time, cost and risks typically associated with new product development by utilizing APIs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDC Act. Section 505(b)(2) permits an applicant for a new product, such as a new or improved formulation or a new use of an approved product, to rely in part, on literature and/or on the FDA’s findings of safety and/or effectiveness for a similar previously-approved product. Our approach is to identify the limitations of current treatment options and work to develop novel products using our proprietary HyantXTM topical drug delivery system.

Product Candidates

We have developed our product portfolio using our HyantX topical drug delivery system. The following chart presents a summary of our product candidates:

HyantX Topical Drug Delivery System

Our HyantX topical delivery system, an anhydrous hydrophilic gel formulation, allows for the stabilization and solubilization of APIs, which is designed to improve bioavailability and therefore lower the required dose of the drug. The system is designed for rapid absorption of API into the skin rather than remaining on the surface, a common problem with oil‑based ointments and suspensions. The delivery system is particularly suitable for APIs, or a combination of APIs, that undergo degradation by hydrolysis or oxidation. Our lead product candidates are minocycline formulations delivered topically using the HyantX system in non-oily and non-occlusive gel vehicle.

BPX01 (minocycline) gel, 2% — Acne

BPX01 is a topical antibiotic gel for the treatment of inflammatory lesions of acne, which combines the most widely used oral antibiotic drug (minocycline) for the treatment of inflammatory acne with a proprietary anhydrous hydrophilic topical delivery system, the HyantX delivery system, specifically designed to localize the delivery of the drug while minimizing systemic exposure and the resultant side effects. Our proprietary HyantX topical delivery system allows for a lower dosage of drug by improving the bioavailability with targeted delivery of fully solubilized minocycline. In addition to its bacteriostatic properties, the API, minocycline, also has anti‑inflammatory properties, which may help to reduce the inflammation and redness commonly associated with acne.

In May 2017, we completed a Phase 2b randomized, double‑blind, three‑arm, vehicle‑controlled, dose‑finding study to assess the efficacy and safety of BPX01 for the treatment of acne. The multi‑center study evaluated two concentrations of BPX01 (1% and 2% minocycline) and vehicle in 226 subjects, aged 9 to 40, with moderate‑to‑severe inflammatory, non‑nodular acne. The study showed the 2% concentration was statistically superior in reducing the number of inflammatory lesions in patients with moderate‑to‑severe acne, compared to vehicle (58.5% reduction vs. 43.8%, respectively, at week 12, p=0.03).

This Phase 2b study also measured, as a secondary endpoint, improvement on a five‑point investigator’s global assessment, or IGA, scale. The observed difference between BPX01 2% versus vehicle in achieving a two-grade improvement and an IGA score of 0 or 1 at week 12 using the Last-Observation-Carried-Forward method for study participants with missing data was 25.0% (18/72) vs. 17.6% (13/74) producing a chi-square p-value of 0.27 (without Bonferroni correction for pairwise comparison). As a Phase 2b clinical trial, the trial was not powered to measure statistical significance for the secondary endpoint, however, a clear numerical trend was observed in the BPX01 2% arm compared to vehicle. IGA was included as a secondary endpoint in our Phase 2b study as this information is necessary to calculate sample size estimates to adequately power the Phase 3 studies for success. Since FDA guidance for the approval of topical prescription acne products recommends IGA as a co‑primary endpoint along with a reduction in absolute lesion counts for Phase 3 trials to support a New Drug Application, or NDA, the planned Phase 3 studies will be powered to demonstrate statistical significance of IGA improvement with at least a two‑grade improvement and a score of clear (0) or almost clear (1) for drug compared to vehicle as well as being powered to show a reduction in inflammatory lesion counts.

The safety results of the study showed that no subjects experienced serious treatment‑related adverse side effects. As cutaneous tolerability of a topical therapy is a significant driver in patient compliance, we are encouraged that 97% of cutaneous tolerability signs or symptoms were “none” or “mild” at week 12.

Blood draws in this study showed that plasma minocycline levels following topical use were undetectable in all but a single subject, whose level – 42 ng/mL – was less than one‑tenth of that measured after a single standard adult dosage of oral minocycline.

BPX04 (minocycline) gel, 1% — Rosacea

BPX04 is a topical antibiotic gel with fully solubilized minocycline, also leveraging our HyantX delivery system, for the treatment of inflammatory lesions of rosacea. We have completed a 30 subject, single center, open‑label feasibility study of BPX04 to assess the safety and cutaneous tolerability of BPX04 at 0% (vehicle), 1% and 2% minocycline for the treatment of moderate-to-severe papulopustular rosacea. In this study, no serious adverse events were observed and the treatment-related adverse events were related to dermal irritation in the 2% minocycline treatment arm. As cutaneous tolerability of a topical therapy is a significant driver in patient compliance, we are encouraged that 90% of cutaneous tolerability signs or symptoms were “none” or “mild” at Week 12.

The directional efficacy data collected for the 1% dose also showed promise. Given these results, we initiated a randomized, double-blind, vehicle-controlled Phase 2b study in subjects at least 18 years old with 15 to 70 inflammatory lesions with no more than 2 nodules and an IGA score of 3 or 4 (moderate or severe) at baseline. The trial has enrolled 207 subjects. The primary endpoint for this Phase 2b study is an absolute mean change in the number of inflammatory lesions. We anticipate announcing topline efficacy and safety results in July 2019.

Other Products

On November 27, 2018, we entered into an agreement to divest the rights to our molecular iodine technology, or BPX03, and our dietary supplement product, VI2OLET. Each of our prior collaboration, license, colocation and supply agreements related to VI2OLET were terminated or assigned to the purchaser.

We have also elected to discontinue development of BPX02, our injectable product utilizing biologic materials, to focus on our HyantX delivery system and our other product candidates.

Target Markets

We believe that the industry dynamics in medical dermatology represent significant opportunities for innovative new delivery technologies and products to emerge as solutions for unmet needs in multi‑billion dollar therapeutic categories. In particular, we believe that the dermatology market is a large specialty market with significant global patient demand, and that our focus on this market, coupled with our HyantX topical drug delivery system, should enable us to develop and commercialize attractive products within this category.

The Acne Market

Acne is a common inflammatory skin condition considered a chronic disease with accompanying negative aesthetic and social impact on patients. Propionibacterium acnes (P. acnes) are normal inhabitants on human skin and have been implicated in the pathogenesis of inflammatory acne.

In the United States alone, acne affects between 40 million and 50 million people each year according to the American Academy of Dermatology. According to SSR Health, a provider of health care focused investment research, branded acne prescription medication accounted for $4.2 billion in sales in the rolling twelve month period ending September 2017 ($2.0 billion topical and $2.2 billion oral). The leading manufacturers are Galderma S.A., Almirall S.A., Bausch Health Companies Inc., Teva Pharmaceutical Industries, Ltd., Sun Pharmaceutical Industries, Ltd., and Mayne Pharma Group Limited.

The Rosacea Market

Rosacea is a chronic dermatologic condition characterized by redness, stinging and inflammatory lesions primarily on the face. It has four subtypes including erythematotelangiectatic rosacea, papulopustular rosacea, phymatous rosacea, and ocular rosacea. Symptoms include dilated blood vessels, redness, swelling, and acne‑like papules and pustules on the face. The biology of rosacea remains unclear, however, it is thought to be an inflammatory disorder that involves immune responses and microorganisms.

Rosacea is estimated to affect more than 16 million people in the United States alone, according to the National Rosacea Society. The rosacea market is estimated to be greater than $1.0 billion in the United States according to Symphony Health Services. Branded prescription product revenue was $590.0 million in 2017 according to SSR Health, with more than 90% of this revenue being generated by three brands. The leading manufacturers are Galderma S.A. and LEO Pharma A/S.

Company Information

Our headquarters are located at 115 Nicholson Lane, San Jose, California 95134, and our telephone number is 650‑889‑5020. Our website address is www.biopharmx.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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The Offering

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $8.5 million

Manner of Offering	“At the market offering” that may be made from time to time through our sales agent, JonesTrading. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering to advance the BioPharmX clinical programs, product development and general corporate purposes.

Risk Factors

Investing in our common stock involves significant risks.  You should read the “Risk Factors” section of this prospectus supplement and under similar headings in the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and accompanying prospectus.

NYSE American Symbol	“BPMX”

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended January 31, 2019, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The net proceeds from this offering will be used to advance the BioPharmX clinical programs, product development and general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of common stock sold in this offering, you will experience immediate and substantial dilution in your investment.

The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 6,746,031 shares of our common stock are sold at a price of $1.26 per share, the last reported sale price of our common stock on the Exchange on May 15, 2019, for aggregate gross proceeds of approximately $8.5 million, you will experience immediate dilution of $0.51 per share, representing the difference between our as adjusted net tangible book value per share as of January 31, 2019 after giving effect to this offering and the offering price. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

Future sales of a substantial number of shares of our common stock by our existing securityholders could cause our stock price to decline.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market after the closing of this offering, or the perception that these sales could occur. For example, a significant number of our total outstanding shares of common stock are registered for resale pursuant to registration statements and, as a result, such shares are freely tradable without restriction under the Securities Act. In addition, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We also have a significant number of stock options and warrants outstanding. If a substantial number of shares of common stock underlying these options and warrants are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

The actual number of shares we will issue under the sales agreement and the price at which the shares are sold, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to JonesTrading at any time throughout the term of the sales agreement. The number of shares that are sold by JonesTrading after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with JonesTrading.  Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period and, as a result, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, potential growth and market opportunities, product pipeline, clinical trial timing and plans, clinical and regulatory pathways for our development programs, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary, co-developed and partnered products and product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the annual period ended January 31, 2019, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $8.5 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with JonesTrading as a source of financing.

We currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which includes advancing our clinical programs, product development, funding research and development and increasing our working capital. Except as noted above, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.  Pending the uses described above, we plan to invest the net proceeds from this offering in short-term or long-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of January 31, 2019 was approximately $1.3 million, or $0.15 per share, as adjusted for the 1-for-25 reverse stock split on April 25, 2019. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of January 31, 2019.

Our pro forma net tangible book value as of January 31, 2019 was approximately $4.9 million, or $0.46 per share of common stock. Our pro forma net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by 10,478,411 shares of our common stock outstanding as of January 31, 2019, as adjusted for the 1-for-25 reverse stock split on April 25, 2019, which number includes the issuance of 1,745,800 shares of our common stock in a registered direct offering on March 25, 2019 and related net proceeds of $3.6 million. Dilution with respect to pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of shares of our common stock in the aggregate amount of $8.5 million at an assumed offering price of $1.26 per share, which was the last reported sale price of our common stock on the Exchange on May 15, 2019, after deducting estimated commissions and estimated offering expenses, our as adjusted pro forma net tangible book value as of January 31, 2019 would have been approximately $13.0 million, or $0.75 per share of common stock. This represents an immediate increase in net tangible book value of $0.29 per share to existing stockholders and immediate dilution of $0.51 per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.26
Pro forma net tangible book value per share as of January 31, 2019, before giving effect to this offering	$0.46
Increase in pro forma net tangible book value per share attributable to the offering	$0.29
As adjusted pro forma net tangible book value per share as of January 31, 2019, after giving effect to this offering		$0.75
Dilution in pro forma net tangible book value per share to new investors		$0.51

The table and discussion above are based on 10,478,411 shares outstanding as of January 31, 2019, as adjusted for the 1-for-25 reverse stock split on April 25, 2019, which includes the 1,745,800 shares of common stock issued by us in the registered direct offering on March 25, 2019 and excludes, as of that date:

948,945 shares of common stock issuable upon exercise of outstanding options as of January 31, 2019, with a weighted-average exercise price of $9.30 per share;

16,720 shares of common stock issuable upon exercise of outstanding options granted after January 31, 2019, with a weighted-average exercise price of $3.21 per share;

the cancellation of 103,664 shares of common stock issuable upon exercise of outstanding options which were canceled after January 31, 2019, with a weighted-average exercise price of $15.91 per share;

1,667 shares of common stock exercised after January 31, 2019, with a weighted-average exercise price of $2.50 per share;

6,351,425 shares of common stock issuable upon the exercise of outstanding warrants as of January 31, 2019, with a weighted-average exercise price of $7.56 per share; and

·	2,160,035 shares of common stock reserved for future issuance under our 2016 Equity Incentive Plan, which takes into account the outstanding options granted and canceled after January 31, 2019.

The table above assumes for illustrative purposes that an aggregate of 6,746,031 shares of our common stock are sold during the term of the sales agreement with JonesTrading at a price of $1.26 per share, the last reported sale price of our common stock on the Exchange on May 15, 2019, for aggregate gross proceeds of $8.5 million. The shares subject to the sales agreement with JonesTrading are being sold from time to time at various prices. An increase of 10% per share in the price at which the shares are sold from the assumed offering price of $1.26 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8.5 million during the term of the sales agreement with JonesTrading is sold at that price, would increase our adjusted pro forma net tangible book value per share after the offering to $0.78 per share and would increase the dilution in pro forma net tangible book value per share to new investors in this offering to $0.61 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of 10% per share in the price at which the shares are sold from the assumed offering price of $1.26 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8.5 million during the term of the sales agreement with JonesTrading is sold at that price, would decrease our pro forma adjusted net tangible book value per share after the offering to $0.72 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.41 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants have been or may be exercised, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with JonesTrading, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $8.5 million from time to time through JonesTrading acting as a sales agent. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock, we will notify JonesTrading of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed JonesTrading, unless JonesTrading declines to accept the terms of the notice, JonesTrading has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct JonesTrading not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or JonesTrading may suspend the offering of shares of common stock being made through JonesTrading under the sales agreement upon proper notice to the other party.

We will pay JonesTrading commissions for its services in acting as agent in the sale of our common stock. JonesTrading will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse JonesTrading for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000, as provided in the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to JonesTrading under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and JonesTrading in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of common stock pursuant to the sales agreement will terminate upon the earliest of [(i) the sale of all shares of common stock subject to the sales agreement and this prospectus supplement and (ii) the termination of the sales agreement according to its terms by either JonesTrading or us.

Our common stock is listed on the Exchange and trades under the symbol “BPMX.” The transfer agent of our common stock is Computershare Trust Company, N.A.

JonesTrading and/or its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon by our counsel, Fenwick & West LLP, Mountain View, California.  Duane Morris LLP, New York, New York, is counsel to JonesTrading in connection with this offering.

EXPERTS

The consolidated financial statements of BioPharmX Corporation as of January 31, 2019 and 2018 and for each of the two years ended January 31, 2019, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the Internet is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.    You may also inspect the documents described herein at our headquarters, 115 Nicholson Lane, San Jose, California 95134, during normal business hours.

Information about us is also available at our website at www.biopharmx.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement:

1.	Our Annual Report on Form 10‑K for the year ended January 31, 2019, filed with the SEC on March 14, 2019;
2.	Our Current Reports on Form 8-K filed on February 4, 2019, February 27, 2019, March 21, 2019, March 25, 2019 and April 26, 2019; and

3.The description of our common stock contained in our registration statement on Form 8‑A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or the accompanying prospectus incorporates). Written or oral requests for copies should be directed to BioPharmX Corporation, Attn: Chief Executive Officer, 115 Nicholson Lane, San Jose, California, telephone number (650) 889‑5020. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

PROSPECTUS

$100,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which those securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $27.8 million, which was calculated based on 198,886,781 shares of outstanding common stock held by non-affiliates as of January 7, 2019, and a price per share of $0.14, the closing price of our common stock on January 7, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the NYSE American under the symbol “BPMX.” On January 30, 2019, the last reported sales price for our common stock was on the NYSE American $0.10 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the NYSE American or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “BioPharmX,” the “Company,” “we,” “us,” and “our” refer to BioPharmX Corporation or BioPharmX, Inc., taken together, as the context may require.

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a specialty pharmaceutical company focused on the dermatology market. Our focus is to develop products that treat dermatologic conditions that are not being adequately addressed or those where current therapies and approaches are suboptimal. Our strategy is to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for FDA-approved or well characterized active pharmaceutical ingredients, or APIs. We aim to reduce the time, cost and risks typically associated with new product development by utilizing APIs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act. Section 505(b)(2) permits an applicant for a new product, such as a new or improved formulation or a new use of an approved product, to rely in part on literature and/or the FDA’s findings of safety and/or effectiveness for a similar previously-approved product. Our approach is to identify the limitations of current treatment options and work to develop novel products using our proprietary HyantX™ topical drug delivery system.

Our Product Candidates

We have developed our product portfolio using our HyantX™ topical drug delivery system. The following table presents a summary of our product candidates:

Product Candidates	Platform Technology/Application	Stage of Development
BPX01	Topical minocycline for treatment of inflammatory lesions of acne	Phase 2b Completed
BPX04	Topical minocycline for treatment of inflammatory lesions of rosacea	Phase 2b in Progress

HyantX Topical Drug Delivery System

Our HyantX topical delivery system, an anhydrous hydrophilic gel formulation, allows for the stabilization and full solubilization of APIs, which is designed to improve bioavailability and therefore lower the required dose of the drug. The system is designed for rapid absorption of API into the skin rather than remaining on the surface, a common problem with oil‑based ointments and suspensions. The delivery system is particularly suitable for APIs, or a combination of APIs, that undergo degradation by hydrolysis or oxidation. Our lead product candidates are minocycline formulations delivered topically using the HyantX system in a non-oily and non-occlusive gel presentation.

BPX01 (minocycline) gel, 2% — Acne

BPX01 is a topical antibiotic gel for the treatment of inflammatory lesions of acne, which combines the most widely used oral antibiotic drug (minocycline) for the treatment of inflammatory acne with a proprietary anhydrous hydrophilic topical delivery system, the HyantX delivery system, specifically designed to localize the delivery of the drug while minimizing systemic exposure and the resultant side effects. Our proprietary HyantX topical delivery system allows for a lower dosage of drug by improving the bioavailability with targeted delivery of fully solubilized minocycline. In addition to its bacteriostatic properties, the API, minocycline, also has anti‑inflammatory properties, which may help to reduce the inflammation and redness commonly associated with acne.

We completed a Phase 2b randomized, double‑blind, three‑arm, vehicle‑controlled, dose‑finding study to assess the efficacy and safety of BPX01 for the treatment of acne. The multi‑center study evaluated two concentrations of BPX01 (1% and 2% minocycline) and vehicle in 226 subjects, aged 9 to 40, with moderate‑to‑severe inflammatory, non‑nodular acne. The study showed the 2% concentration was statistically superior in reducing the number of inflammatory lesions in patients with moderate‑to‑severe acne, compared to vehicle (59% reduction vs. 44%, respectively, at week 12, p=0.03).

This Phase 2b study also measured improvement on a five‑point investigator’s global assessment, or IGA, scale. The observed difference between BPX01 2% versus vehicle in achieving a two-grade improvement and an IGA 0 or 1 at week 12 using the Last-Observation-Carried-Forward method for study participants with missing data was 25.0% (18/72) vs. 17.6% (13/74) producing a chi-square p-value of 0.27 (without Bonferroni correction for pairwise comparison). As a Phase 2b clinical trial, the trial was not powered to measure statistical significance for the secondary endpoint, however, a clear numerical trend was observed in the BPX01 2% arm compared to vehicle. IGA was included as a secondary endpoint in our Phase 2b study as this information is necessary to calculate sample size estimates to adequately power the Phase 3 studies for success. Since FDA guidance for the approval of topical prescription acne products recommends IGA as a co‑primary endpoint along with a reduction in absolute lesion counts for Phase 3 trials to support a New Drug Application, or NDA, the planned Phase 3 studies will be powered to demonstrate statistical significance of IGA improvement with at least a two‑grade improvement and a score of clear or almost clear for drug compared to vehicle as well as being powered to show a reduction in inflammatory lesion counts.

Results also showed that no subjects experienced serious treatment‑related adverse side effects. Blood draws in this study showed that plasma minocycline levels following topical use were undetectable in all but a single subject, whose level – 42 ng/mL – was less than one‑tenth of that measured after a single standard adult dosage of oral minocycline.

BPX04 (minocycline) gel, 1% — Rosacea

BPX04 is a topical antibiotic gel with fully solubilized minocycline, also leveraging our HyantX delivery system, for the treatment of inflammatory lesions of rosacea. We have completed a 30 subject, single center, open‑label feasibility study of BPX04 to assess the safety and cutaneous tolerability of BPX04 at 0% (vehicle), 1% and 2% minocycline for the treatment of moderate-to-severe papulopustular rosacea. In this study, no serious adverse events were observed and the treatment-related adverse events were related to dermal irritation in the 2% minocycline treatment arm. The directional efficacy data collected for the 1% dose showed promise. Given these results, we initiated a randomized, double-blind, vehicle-controlled Phase 2b study in subjects at least 18 years old with 15 to 70 inflammatory lesions with no more than 2 nodules and an IGA score of 3 or 4 (moderate or severe) at baseline. The trial plans to enroll up to 240 subjects. The primary endpoint for this Phase 2b study is an absolute mean change in the number of inflammatory lesions from baseline to week 12. We anticipate study completion and announcement of topline data results in mid-calendar year 2019.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were originally incorporated on August 30, 2010 in Nevada under the name Thompson Designs, Inc. On January 23, 2014, we (then operating as Thompson Designs, Inc.), BioPharmX, Inc. and stockholders of BioPharmX, Inc., who collectively owned 100% of BioPharmX, Inc., entered into and consummated transactions pursuant to a share exchange agreement, such transaction referred to as the Share Exchange, whereby we issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of our common stock, in exchange for 100% of the shares of BioPharmX, Inc. The shares of our common stock received by the stockholders of BioPharmX, Inc. in the Share Exchange constituted approximately 77.8% of our then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the share exchange agreement. As a result of the Share Exchange, BioPharmX, Inc. became our wholly-owned subsidiary. For accounting purposes, the Share Exchange was treated as a reverse acquisition with BioPharmX, Inc. as the acquirer and us as the acquired party, and as a result the historical financial statements prior to the Share Exchange included in this prospectus and registration statement are the historical financial statements of BioPharmX, Inc. On March 3, 2014, we changed our name to BioPharmX Corporation. On May 16, 2014, we reincorporated from Nevada to Delaware.

Our headquarters are located at 115 Nicholson Lane, San Jose, California 95134, and our telephone number is 650‑889‑5020. Our website address is www.biopharmx.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10‑Q for the quarterly period ended October 31, 2018, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10‑Q for the quarter ended October 31, 2018, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC‑0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 115 Nicholson Lane, San Jose, California 95134, during normal business hours.

Information about us is also available at our website at www.biopharmx.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

·	our Annual report on Form 10-K for year ended January 31, 2018, filed with the SEC on April 26, 2018;
·	our Quarterly Reports on Form 10‑Q for the quarters ended April 30, 2018, July 31, 2018 and October 31, 2018 filed with the SEC on June 8, 2018, September 10, 2018 and December 7, 2018, respectively;
·

our Current Reports on Form 8-K filed on January 16, 2018,  March 9, 2018,  August 17, 2018,  August 30, 2018 (only the portion disclosed pursuant to Item 3.01), September 13, 2018,  September 28, 2018,  October 11, 2018,  October 31, 2018,  November 2, 2018,  November 21, 2018 and December 20, 2018;

·

the description of our common stock contained in our registration statement on Form 8‑A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

·

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to BioPharmX Corporation, Attn: Chief Executive Officer, 115 Nicholson Lane, San Jose, California, telephone number (650) 889‑5020. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

·	at a fixed price or prices, which may be changed;
·	at market prices prevailing at the time of sale;
·	at prices related to such prevailing market prices; or
·	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the NYSE American or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

·	the terms of the offer;
·	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
·	the purchase price of the securities from us;
·	the net proceeds to us from the sale of the securities;
·	any delayed delivery arrangements;
·	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
·	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
·	any public offering price; and
·	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 460,000,000 shares of all classes of capital stock, of which 450,000,000 shares is common stock, $0.001 par value per share, and 10,000,000 shares are undesignated preferred stock, $0.001 par value per share. As of January 30, 2019, we had 218,315,296 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for any matter in our certificate of incorporation. Accordingly, pursuant to our certificate of incorporation, holders of a majority of the shares of our common stock will be able to elect all of our directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Options

As of October 31, 2018, we had outstanding options to purchase an aggregate of 31,122,646 shares of our common stock, with a weighted-average exercise price of $0.38 per share.

Warrants

As of October 31, 2018, we had outstanding warrants to purchase an aggregate 158,785,624 shares of our common stock, with a weighted-average exercise price of $0.32 per share.

Registration Rights

In connection with our September 2016 public offering of warrants, or the 2016 Warrants, to Roth Capital Partners and certain designees of Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, the holders of common stock underlying such warrants were entitled to rights with respect to the registration of such shares under the Securities Act.  In January 2017, we issued additional warrants, or the 2017 Warrants, to Rodman & Renshaw pursuant to a letter agreement.  In August 2017, a shelf registration statement with respect to the 2016 Warrants and the 2017 Warrants was filed and declared effective by the Securities and Exchange Commission.

We are required to use commercially reasonable efforts to cause such registration statement to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all such common stock has been disposed of pursuant to such registration statement, or (ii) the date on which all such common stock is sold in a transaction that is exempt from registration pursuant to Rule 144 or a transaction in which such selling stockholders’ rights under the registration rights agreement are not assigned; provided, however, that such requirement shall not apply during any period in which all the shares of common stock then outstanding and held by selling stockholders may be sold under Rule 144 without restriction, including volume limitations or manner of sale restrictions.

Preferred Stock

As of January 30, 2019, no shares of our preferred stock are issued and outstanding and no such shares were subject to outstanding options or other rights to purchase or acquire. However, shares of preferred stock may be issued in one or more series from time to time by our board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock. Subject to the determination of our board of directors, any shares of our preferred stock that may be issued in the future would generally have preferences over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

Anti-Takeover Effect of Unissued Shares of Capital Stock

Common Stock. Our shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While these additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock. Our certificate of incorporation grants our board of directors the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Anti-Takeover Provisions

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

·

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

·

At or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

·

Board of Directors Vacancies. Our bylaws authorize our board of directors to fill vacant directorships, including newly created seats. This provision could prevent a stockholder from gaining control of our board of directors by filling vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

·

Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors or an officer instructed by the directors to call a special meeting, thus prohibiting a stockholder from calling a special meeting. This provision might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

·

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

·	Amendment of Bylaw Provisions. Any of the above provisions in our bylaws may be amended or repealed by unanimous written consent of our board of directors.

·

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE American under the trading symbol “BPMX.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

·	the title of the series;
·	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
·	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
·	any limit on the aggregate principal amount;
·	the date or dates on which principal is payable;
·	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
·	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
·	the place or places where principal and, if applicable, premium and interest, is payable;
·	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
·	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
·	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
·	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

·	the currency of denomination;
·	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
·

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

·

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

·	the provisions, if any, relating to any collateral provided for such debt securities;
·	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
·	any events of default, if not otherwise described below under “Events of Default”;
·	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
·	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
·	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

·	the conversion or exchange price;
·	the conversion or exchange period;
·	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
·	events requiring adjustment to the conversion or exchange price;
·	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
·	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

·

the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

·

immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

·	we fail to pay any principal or premium, if any, when it becomes due;
·	we fail to pay any interest within 30 days after it becomes due;
·

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

·	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

·	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
·	all lawful interest on overdue interest and overdue principal has been paid; and
·	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

·	the holder gives to the trustee written notice of a continuing event of default;
·

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

·	the trustee fails to institute a proceeding within 60 days after such request; and
·

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

·	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
·	to provide for certificated debt securities in addition to uncertificated debt securities;
·	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
·	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

·	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
·	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

·	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
·	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
·	reduce the principal of or change the stated maturity of the debt securities;
·	make any debt security payable in money other than that stated in the debt security;
·	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
·	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
·	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
·	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

·	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
1.	to register the transfer or exchange of such debt securities;
2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
3.	to compensate and indemnify the trustee; or
4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
·

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that

·	purpose:
·	money;
·

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

·

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

·

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

·

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

·

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

·	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

·	the title of the debt warrants;
·	the offering price for the debt warrants, if any;
·	the aggregate number of the debt warrants;
·	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
·	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
·	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
·	the dates on which the right to exercise the debt warrants will commence and expire;
·	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
·	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
·	information with respect to book-entry procedures, if any;
·	the currency or currency units in which the offering price, if any, and the exercise price are payable;
·	if applicable, a discussion of material U.S. federal income tax considerations;
·	the antidilution provisions of the debt warrants, if any;
·	the redemption or call provisions, if any, applicable to the debt warrants;
·	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

·	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

·	the title of the warrants;
·	the offering price for the warrants, if any;
·	the aggregate number of warrants;
·	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
·	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
·	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
·	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
·	the dates on which the right to exercise the warrants shall commence and expire;
·	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
·	the currency or currency units in which the offering price, if any, and the exercise price are payable;
·	if applicable, a discussion of material U.S. federal income tax considerations;
·	the antidilution provisions of the warrants, if any;
·	the redemption or call provisions, if any, applicable to the warrants;
·	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
·	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

·	to vote, consent, or receive dividends;
·	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
·	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

·	the price, if any, for the subscription rights;
·	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
·	the number of subscription rights to be issued to each stockholder;
·	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
·	the extent to which the subscription rights are transferable;
·	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
·	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
·

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

·	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, San Francisco, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of BioPharmX Corporation as of January 31, 2018 incorporated by reference in this prospectus, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$8,500,000

BIOPHARMX CORPORATION

Common Stock

PROSPECTUS

May 16, 2019